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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-148758) and S-8 (Nos. 333-138631, 333-145232, 333-155115) of Metabolix, Inc. of our report dated March 12, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. We also consent to the reference to us under the heading "Selected Consolidated Financial Data" in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 12, 2009

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM